UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2024

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2024, the wholly-owned subsidiaries of Lulu's Fashion Lounge Holdings, Inc. (the "Company") entered into the First Amendment to the Credit Agreement among Lulu’s Fashion Lounge, LLC, Lulu’s Fashion Lounge Parent, LLC, certain subsidiaries and Bank of America, N.A. (the "Amendment"), dated as of November 15, 2021, originally entered into to provide for a revolving credit facility (the "Credit Agreement"). Capitalized terms used without definition are as defined in the Amendment.

The Amendment provides for a nine-month extension of the maturity date to August 15, 2025.  The Amendment also reduced the Revolving Commitment (as defined in the Credit Agreement) to $15.0 million from $50.0 million, as of July 22, 2024 (the "Effective Date") and further reduces the Revolving Commitment to $10.0 million on March 31, 2025. Additionally, the Amendment reduced the Letter of Credit Sublimit to $5.0 million from $7.5 million. Under the Amendment, the Company can increase the aggregate amount of the facility by $10.0 million, reduced from $25.0 million, subject to the satisfaction of certain conditions under the Credit Agreement.

The Amendment revised the applicable interest rates for borrowings for the period commencing on the Effective Date through (but excluding) November 15, 2024 as follows: the Base Rate Loan increased from 0.75% to 1.25%, and the Term Secured Overnight Financing Rate (“SOFR”) Loan and Letter of Credit Fees each increased from 1.75% to 2.25%. From and after November 15, 2024, the Base Rate Loan will increase to 2.25% and the Term SOFR Loan and the Letter of Credit Fees will each increase to 3.25%. Additionally, the Amendment reduced the SOFR credit spread adjustment to 0.10%, which previously ranged from 0.11448% to 0.71513% depending on the SOFR tenor. The Amendment also added and modified certain financial covenants.

All other terms governing the Amendment remain substantially consistent with the terms of the Credit Agreement. The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	First Amendment to Credit Agreement, dated as of July 22, 2024, among Lulu’s Fashion Lounge, LLC, Lulu’s Fashion Lounge Parent, LLC, certain subsidiaries and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024	Lulu’s Fashion Lounge Holdings, Inc.

	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer